SECOND AMENDMENT TO PROPERTY MANAGEMENT

AND SERVICES AGREEMENT

This Second Amendment to Property Management and Services Agreement (“Second Amendment”) is made and entered as of December 1, 2005 (the “Effective Date”), by and between Glenborough Properties, L.P., a California limited partnership (“Glenborough”) and Rancon Realty Fund V, a California limited partnership (“Rancon”).

RECITALS

This Second Amendment is made with reference to the following facts and objectives:

A.        GLENBOROUGH and Rancon are parties to Property Management and Services Agreement dated as of June 30, 2004, as amended as of September 30, 2005 (the “Agreement”), under which GLENBOROUGH provides certain Management, Administration and Consulting (each as defined in the Agreement) services to Rancon.

B.        As a result of refinancing, Rancon’s lender required that Rancon transfer certain real property owned by Rancon into a wholly owned subsidiary.

C.        Rancon desires that GLENBOROUGH continue to provide Management, Administration and Consulting services to its wholly owned subsidiary as successor owner of the properties transferred from Rancon.

NOW, THEREFORE, Glenborough and Rancon hereby agree as follows:

AGREEMENT

1.	The Recitals to the Agreement is hereby deleted and replaced with the following:

“A.      The parties intend by this Agreement to provide the terms and conditions whereby Glenborough will provide for Rancon (or any of its wholly owned subsidiaries) (i) property management and construction services (collectively, “Management”) for the properties owned, operated or managed, in whole or in part, by Rancon (or any of its wholly owned subsidiaries), described in Exhibit “A” attached hereto

(“Property”); (ii) asset and partnership services which the general partners of Rancon are obligated to perform for or render to Rancon (“Administration”); and (iii) leasing, sale & finance, development and dissolution consulting services concerning the Property (collectively, “Consulting”). Collectively, the Management, Administration and Consulting services may be referred to as the “Services”. Rancon acknowledges that the Services to be rendered by Glenborough under this Agreement that may require a real estate license will be performed by Glenborough, which is a partnership authorized to perform such acts by and through a general partner that holds a real estate license.”

2.         All other terms, covenants, and conditions of the Agreement shall remain in full force and effect.

3.         To the extent there are any inconsistencies between this Second Amendment and the Agreement, the terms, covenants, and conditions of this Second Amendment shall govern.

IN WITNESS WHEREOF, Glenborough and Rancon have executed this Second Amendment as of the date first above written.

GLENBOROUGH:

GLENBOROUGH PROPERTIES, L.P.,

a California limited partnership

By:       Glenborough Realty Trust Incorporated

A Maryland corporation

Its General Partner

By: /s/ Sandra Boyle

Its Executive Vice President

RANCON:

RANCON REALTY FUND V,

a California limited partnership

By:/s/ Daniel L. Stephenson

Daniel L. Stephenson,

General Partner

By: RANCON FINANCIAL CORPORATION, a

California corporation, General Partner

By:/s/ Daniel L. Stephenson

Daniel L. Stephenson, President

2